UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2022

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2022, Lordstown Motors Corp. (the “Company”) announced changes to its management team, including certain executive officer positions.

Effective July 12, 2022, the Board of Directors (the “Board”) appointed the Company’s current Chairman of the Board and Chief Executive Officer, Daniel A. Ninivaggi, to serve as the Executive Chair of the Board, and Edward T. Hightower,  the Company’s current President, to serve as Chief Executive Officer and President. In addition, the Board increased the size of the Board from eight to nine members and appointed Mr. Hightower as a Class III director of the Board, with a term ending at the annual meeting of stockholders in 2023.

In addition, Dr. Donna Bell joined the Company as its Executive Vice President – Product Creation, Engineering and Supply Chain effective as of July 11, 2022.

Mr. Ninivaggi, age 58, has served as the Company’s Chief Executive Officer since August 2021 and Chairman of the Board since May 2022. He has served as Chairman of Garrett Motion Inc. since April 2021 and served as an independent consultant from September 2019 to August 2021. Mr. Ninivaggi served as Chief Executive Officer of Icahn Automotive Group, LLC (“Icahn Automotive”) and Managing Director of Icahn Enterprises L.P. (“IEP”) - Automotive Segment from March 2017 through August 2019. IEP is a publicly traded diversified holding company and Icahn Automotive is a wholly-owned subsidiary of IEP. Prior to that, from February 2014 until March 2017, Mr. Ninivaggi served as Co-Chairman (from May 2015) and Co-CEO of Federal-Mogul Holdings Corp., an $8 billion automotive supplier (subsequently acquired by Tenneco, a publicly traded component supplier to automotive, commercial vehicle and industrial original equipment manufacturers and the independent automotive aftermarket). Mr. Ninivaggi was President and Chief Executive Officer of IEP between 2010 and 2014, at which time IEP operated through ten diverse operating segments. Mr. Ninivaggi has served as the Chairman of Garrett Motion Inc., a publicly traded manufacturer of turbochargers and electro-boosting technologies for vehicle manufacturers, since April 2021 and has served as a director of numerous other public and private companies, including: Hertz Global Holdings, Inc., a publicly traded car rental company (from September 2014 to June 2021); Metalsa S.A., a privately held manufacturer of frames and other structural components for automotive and commercial vehicles (Advisory Board); Navistar International Corporation, a publicly traded manufacturer of trucks, buses and engines (from August 2017 to October 2018); Icahn Enterprises G.P. Inc., the general partner of IEP (from 2012 to 2015); CVR Energy, Inc., a publicly traded independent petroleum refiner and marketer of high value transportation fuels (from 2012 to 2014); CVR GP, LLC, the general partner of CVR Partners LP, a publicly traded nitrogen fertilizer company (from 2012 to 2014); XO Holdings, a privately held telecommunications company affiliated with IEP (from 2010 to 2014); Tropicana Entertainment Inc., a publicly traded company primarily engaged in the business of owning and operating casinos and resorts (from 2011 to 2015); Motorola Mobility Holdings Inc., a publicly traded mobile phone and electronics manufacturer (from 2010 to 2011); and CIT Group, Inc., a publicly traded bank holding company (from 2009 to 2011). Prior to joining IEP, Mr. Ninivaggi spent six years at Lear Corporation, a publicly traded Tier 1 automotive supplier specializing, at the time, in seating systems, interior components and systems as well as electrical and electronic distribution systems and components. Mr. Ninivaggi began his career at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP before joining Winston & Strawn LLP, where he became partner. He holds a Bachelor of Arts degree from Columbia University, an MBA from the University of Chicago Graduate School of Business, and a Juris Doctor degree (with distinction) from Stanford Law School.

Mr. Hightower, age 57, has served as the President of the Company since November 2021.  Prior to joining the Company, Mr. Hightower served as the Managing director of Motoring Ventures LLC, a global investment and consulting firm for automotive and manufacturing businesses that Mr. Hightower founded (“Motoring Ventures”), from 2016 to November 2021. At Motoring Ventures, Mr. Hightower advised vehicle and other manufacturing companies, including the Company, on operations, product launches, production, supply chain issues, mergers and acquisitions and a range of other matters. From 2013 to 2016, Mr. Hightower served as Vehicle Line Executive / Executive Chief Engineer — Global Crossovers for General Motors Company, a publicly traded automobile manufacturer. Mr. Hightower has also served in related roles at Ford Motor Company, a publicly traded automobile manufacturer, and BMW of North America, Inc., and has more than 30 years of experience in his field. Mr. Hightower has served as a director and member of the audit committee of Tritium DCFC Limited, a publicly traded developer of DC fast chargers for electric vehicles, since January 2022, and previously served as a board member of the Michigan Council — Boy Scouts of America, a non-profit organization dedicated to youth leadership training, from December 2018 to November 2021. The Board believes that Mr.

Hightower is well qualified to serve as a director due to his extensive experience with operations and management in the automotive industry.

Dr. Donna L. Bell, 55, has almost 30 years of automotive hands-on leadership experience in engineering, product development, purchasing, quality, mobility and autonomous vehicle strategy, and research. Prior to joining the Company, Dr. Bell has served in various roles at Ford Motor Company, a publicly traded automobile manufacturer (“Ford”), since 1993, including as Vice President Brand Management and Marketing, Ford Credit from January 2022 to June 2022, Director, Autonomous Vehicle and Mobility Strategy from November 2020 to January 2022, Global Director, Technology & Features Strategy and Planning from May 2019 to November 2020, CTO Chief of Staff – Research and Advanced Engineering from September 2018 to May 2019, and Director, Research Operations Palo Alto Innovation Center from May 2017 to September 2018. Her work in the development of new technology, including electronic modules and vehicle systems led to her receiving multiple patents. Dr. Bell has also been involved in creating educational programs for students in science, technology, engineering, and mathematics (STEM) and she has held multiple leadership positions in professional organizations including the National Society of Black Engineers, Society of Women Engineers, and Ford’s first employee resource group, FAAN (Ford African Ancestry Network). Dr. Bell currently sits on the Lawrence Technological University Board of Trustees, Wayne State’s College of Engineering Board of Visitors, Torch of Wisdom Foundation board of directors, and she serves as the co-chair for Governor Whitmer’s Black Leadership Advisory Council.  She holds a bachelor’s degree in electrical engineering from Lawrence Technological University, two master’s degrees (Electronics and Computer Systems and Engineering Management) and a Ph.D. from Wayne State University’s School of Engineering.

In connection with Mr. Hightower’s appointment, on July 12, 2022, the Company entered into an amended and restated employment agreement with Mr. Hightower (“Amended Hightower Agreement”) to reflect his new position, an increased base salary of $675,000 and an annual bonus at a target equal to 105% of his actual base salary for the fiscal year ending December 31, 2022 and, for each fiscal year thereafter, an annual bonus at a target equal to 110% of his annual base salary.

In addition, Jane Ritson-Parsons will cease serving as the Chief Commercial Officer of the Company, effective July 11, 2022, and as an employee of the Company on August 26, 2022. She will continue to advise the Company as a consultant until February 24, 2023 (the “Consulting Period”). In connection with this transition, the Company and Ms. Ritson-Parsons entered into a Transition and Consulting Agreement (the “Transition Agreement”), which replaces her Employment Agreement, dated as of June 18, 2021 and provides for continued base salary payments for her remaining employment period, and, subject to execution of a customary release following conclusion of her employment, twelve months of continued health-related employee insurance coverage as in effect immediately prior to termination of employment, continued opportunity for vesting of outstanding restricted stock unit (“RSU”) awards through December 31, 2022, a monthly consulting fee of $33,333.33 for the Consulting Period and a two-year non-solicitation and non-competition period following the end of her employment.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amended Hightower Agreement and Transition Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. A copy of the press release the Company issued regarding the changes to the executive management team is also attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated July 12, 2022, between Lordstown Motors Corp. and Edward T. Hightower, amending Employment Agreement dated November 9, 2021
10.2	Transition and Consulting Agreement, dated July 11, 2022, between Lordstown Motors Corp. and Jane Ritson-Parsons
99.1	Press Release of Lordstown Motors Corp. dated July 12, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
	Title:	Chief Financial Officer
Date: July 12, 2022